UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
____________
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 28, 2017

The Medicines Company
(Exact Name of Registrant as Specified in Charter)

Delaware	000-31191	04-3324394
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Sylvan Way Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 290-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 28, 2017, Paris Panayiotopoulos, age 43, was appointed to the Board of Directors (the “Board”) of The Medicines Company (the “Company”).  Mr. Panayiotopoulos will serve as a Class I director with a term expiring at the Company’s 2017 annual meeting of stockholders.

Mr. Panayiotopoulos was most recently the President and Chief Executive Officer and a member of the Board of Directors of ARIAD Pharmaceuticals, Inc., where he led approximately a five-fold multiple in market value in one year and the acquisition by Takeda Pharmaceuticals for $5.2 billion in February 2017.  Prior to joining ARIAD in January 2016, Mr. Panayiotopoulos served as President of EMD Serono, Inc., the North American biopharmaceutical business of Merck KGaA, Darmstadt, Germany, from 2013 through 2015. Prior to being appointed President of EMD Serono, Mr. Panayiotopoulos held positions of increasing responsibility within Merck KGaA, serving as President of Merck Serono, Tokyo, Japan, from 2012 through 2013; Global Chief of Staff for the CEO in Geneva, Switzerland, from 2011 through 2012; Head of Western Europe for the fertility and endocrinology franchises, in 2011; Global Director of the neurology franchise, from 2007 through 2011; and Global Strategy and Business Intelligence Director from 2004 through 2007. Prior to joining Merck KGaA, Mr. Panayiotopoulos was at Eli Lilly & Co. from 1999 to 2004.

Mr. Panayiotopoulos has led multiple partnerships, including those with Pfizer Inc., Bristol Myers Squibb, Eli Lilly & Co., Dainippon Sumitomo Pharma, Mitsubishi Tanabe Pharma, Otsuka Pharmaceutical Co. Ltd. and Incyte Corporation and has served on the board of directors of BIO.

Mr. Panayiotopoulos holds a combined B.Sc. in Chemistry and Management Studies from University College London and a M.Sc. in Marketing and Product Management from Cranfield Business School in the United Kingdom.

There are no transactions between Mr. Panayiotopoulos and the Company that would be reportable under Item 404(a) of Regulation S-K.

The Company issued a press release with respect to Mr. Panayiotopoulos's appointment, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits
(d)    Exhibits

99.1    Press release dated March 31, 2017 entitled "The Medicines Company Appoints Paris Panayiotopoulos to its Board of Directors".

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEDICINES COMPANY
Date:  March 31, 2017
By:    /s/ Stephen M. Rodin
Stephen M. Rodin
Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Press release dated March 31, 2017 entitled "The Medicines Company Appoints Paris Panayiotopoulos to its Board of Directors".